Exhibit 10.1

KELLY – HILL COMPANY

RAILROAD CONTRACTORS (WBE)
SPECIALIZING IN RAILROAD TRACK CONSTRUCTION AND MAINTENANCE
P.O. BOX 681464 • Riverside, Missouri 64168 • Telephone (816) 741-7727 • Fax (816) 587-4123

January 28, 2005

Walter Wendland

President

Golden Grain Energy

14542 240th St.

Mason City, IA 50401

Re:          Track expansion

Dear Walter,

Thank you for the opportunity to provide a quotation for the expansion of your rail facility.  Additionally, congratulations on the startup of your plant.  We propose to furnish all supervision, labor, equipment, materials, insurance, and taxes required to perform the following scope of work:

1.               Install two reconditioned 112/115# #9 turnouts in your existing track during a day when there is no traffic.  Apply ballast and tamp to match existing elevations.

2.               Construct approximately 4,025 feet of track using #1 relay #112 rail/fastenings, two additional #9 turnouts with back-saver switch stands, new creosoted hardwood 7” industrial grade ties, new track spikes, new track bolts with lockwashers, relay rail anchors, and clean crushed limestone ballast.

3.               Apply ballast, raise, level, tamp, and regulate track to match existing elevations and finished appearance.

4.               Notify Max Jones with UPRR of completion and request inspection.  Send as built drawings to UPRR, Omaha to augment your industry track agreement file.

All of the above for the following pricing:	$441,678.71
	$20,535.80	IA Tax on Materials
	$462,214.51

We strongly suggest ordering the rail, joint bars, tie plates, and turnouts by February 11th, 2005 to lock in what are very good prices in today’s marketplace.  We anticipate the relay rail market to experience a 10-15% increase between now and summer when the construction season goes into full swing.  Pricing on steel materials is as follows:

Rail, fastenings, turnouts	$177,998.07
IA tax on Materials	$12,459.86
$190,457.93

We look forward to working with you on the completion of your rail expansion project. We will endeavor to minimize interruption to your operations.

Respectfully submitted,

Kelly – Hill Company

/s/ Neal D. Houser

Neal D. Houser